EXHIBIT 10.04

                                                                         HERMES
                                                         KREDITVERSICHERUNGS-AG


NON-COMMITAL TRANSLATION

Note: Only the German original shall be legally binding

COMMERCIAL CREDIT INSURANCE

Insured                            Insurance Policy No. 82692

EUROPEAN MICR COMPUTER CENTRE
GMBH

OTTO-BRENNER-STR. 8A               Commencement of Insurance
                                   1st August, 1995

47877 WILLICH                      Cessation of Insurance
                                   31st July 1997


Hermes Kreditversicherungs-AG provides to the Insured, on the basis of the information he supplied for the submission of an offer and his application.

INSURANCE COVER AGAINST LOSSES AS A RESULT OF THE INSOLVENCY of the customers stated in the confirmation of credit.

In this connection, the provisions of this Policy, the enclosed General Conditions of Commercial Credit Insurance and the Additional Agreements shall apply.

After the lapse of the insurance period the insurance policy shall be tacitly extended from year to year unless it is terminated by registered letter prior to this date by either of the two contracting parties, the period of notice being 2 months.

The premiums, plus insurance tax set out, shall be payable in accordance with separate invoices.



Hermes                             Hamburg
Kreditversicherungs-AG             29th November, 1996


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COMMERCIAL CREDIT INSURANCE                                              Page 2
                                                      Insurance Policy No. 82692


The Insured may at any time, at his own expense, request copies of the declarations he has made with respect to the insurance policy.



     COMMERCIAL CREDIT                  Insurance Policy No. 82692
     INSURANCE

1.   Discretionary Limit:               DEM 50,000
     (ss.3 No.1 GCI)

2.   Premium:                           1,4000 %o per month/domestic
     (ss.6 GCI)                         1,9600 %o per month/foreign


     Down-Payment:                      DEM 10,000 per insurance year
     (ss. 6 No. 3 GCI)

     Guaranteed Minimum Premium:        DEM 12,000 per insurance year
     (ss. 6 No. 3 GCI)

3.   Credit Rating Fees:                DEM 70 for specified domestic
     (Clause: Credit Assessment)        customers

                                        DEM 125 for specified foreign
                                        customers per customer and
                                        insurance year
     Per "Application for Credit Limit  DEM 20
     Unspecified Insurance Cover"
     (list 002):

4.   Submission of                      By the 20th day of the following month
     Notification for Premium
     Calculation
     (ss. 6 No. 2 GCI)

5.   Retention:                         25% for specified customers
     (ss. 5 GCI)                        35% for unspecified customers
     for list 002 for customers checked
     by the Insurer within the
     Unspecified Insurance Cover:       30% for unspecified customers

6.   Maximum Credit Period:             3 months
     (ss. 7 No. 1 GCI)

7.   Maximum Liability for              30 times the annual premium
     one insurance year:

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COMMERCIAL CREDIT INSURANCE                                              Page 3
                                                     Insurance Policy No. 82692

COMMERCIAL CREDIT INSURANCE     Insurance Policy No. 82692

(ss. 12 GCI)

8.   Franchise:                         DEM   1,000
     (Clause: Franchise)




     Hermes                             Hamburg
     Kreditversicherungs-AG             29th November 1996


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COMMERCIAL CREDIT INSURANCE                                              Page 4
                                                      Insurance Policy No. 82692


Additional Agreements


Notes regarding the GCI

To ss. 1 GCI

Accounts receivable arising from services rendered shall not include accounts receivable as a result of the letting and leasing of real estate.

To ss. 6 GCI

ss. 6 No. 2 items 2 - 4 and No. 3 item 1 shall be replaced by the following clauses:

1. The premium shall be calculated on the basis of the turnovers made in each individual month.

2. For the premium calculation the Insurer shall be notified of the turnovers made in each individual month with the customers that are included in the insurance, plus the value added tax, by the day of the following month which is stated in the insurance policy (notification of turnover).

3. The timely and correct notification of the turnover shall be a prerequisite of insurance cover.

4. If insurance cover is cancelled pursuant to ss. 8 No. 6 GCI, the turnovers made after that date shall no longer be included in the monthly notification for the premium calculation.

To ss. 6 GCI/Premium Refund

If no indemnification is payable during any one insurance year, the Insurer shall grant the Insured a refund of 10.0 % on the premium paid for that insurance year.

The date on which the insolvency is established according to ss. 9 GCI shall denote the insurance year to which the losses are attributable.

There shall be an advance pro-rata premium refund which shall be deductible in each case from the monthly premium payable. If the Insurer has to pay an indemnification during an insurance year which exceeds the presumptive refund the Insured is entitled to during that insurance year, or if payment of such indemnification is expected, the pro-rata refund for the remaining months shall be cancelled. Refund amounts which have already been deducted shall be subtracted from the indemnification payable by the Insurer.


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COMMERCIAL CREDIT INSURANCE                                              Page 5
                                                      Insurance Policy No. 82692


If the insurance is terminated, there will be no refund for nonpayment of an indemnification in the last insurance year.

To ss. 9 GCI

There shall also be insolvency pursuant to ss. 9 GCI if an order of execution has been made or if such an order has been rejected by the court for insufficient assets (Gesamtvollstreckungsordnung).

Insolvency shall have occurred on the day of the court order.

To ss. 13 GCI

The Insured has assigned his claims to payment of an indemnification to

LOMBARD NATWEST DISCOUNTING LTD.
ALEXANDRA HOUSE
LEEDS
SORT CODE 60-08-46
ACCOUNT 84209143

CLAUSES

Retention of Title

1. According to ss. 2 No. 4 GCI, accounts receivable as a result of goods supplied shall only be insured if and in so far as the Insured has validly arranged for retention of title in its simple form and its extensions (i.e. including clauses regarding further processing, current accounts/ balances and the assignment of future accounts receivable).

2. Deviations from, or restrictions of, such retentions of title affecting the Insured - in particular as a result of adverse conditions of purchase on the part of the customer - shall allow insurance cover only if the Insurer has been notified thereof and if the latter has confirmed the insurance cover in writing.

Insurance of Existing Accounts Receivable

If insurance cover starts after the commencement of the contract, it shall include accounts receivable which upon receipt of the application for a sum insured by the Insurer are not older than 1 month.

If any so far uninsured accounts receivable which were below the minimum level for notification of accounts receivable exceed that level, and if the Insurer is notified thereof within one month, insurance cover shall include accounts receivable which on the date the application for inclusion in the insurance is received by the Insurer are not older than 2 months.


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COMMERCIAL CREDIT INSURANCE                                              Page 6
                                                      Insurance Policy No. 82692


If accounts receivable which have previously been globally covered as "unspecified accounts receivable" exceed the level fixed for such accounts receivable, and if the Insurer is notified thereof within one month, insurance cover shall continue to exist within the scope of a sum insured.

Unspecified Insurance Cover (Commercial Information Agency/Bank
Reports, Credit Cards)

Accounts receivable from customers for whom no sums insured have been fixed shall be subject to obligatory insurance. They shall be insured up to DM 50,000 per customer without any further specifications, provided the following conditions are fulfilled:

1. The Insured shall have no knowledge of any facts or circumstances which do not justify the granting of a credit.

     Neither shall the Insured, within the last 12 months preceding the granting of the new credit, have received notification from the Insurer to the effect that a sum insured is rejected.

2. The credit granted must be definitely justified by a written commercial information agency report or by the confirmation of credit of the Insurer. Neither agency report nor confirmation of credit must be older than 12 months. Printouts of computer aided credit reports as a result of on-line connections are also considered to be written reports.

     Such an agency report or a confirmation of credit shall not be required for credits in the total amount of

      2.1  up to DEM 2,000

      2.2 up to DEM 10,000 if the credits are definitely justified by a written bank report which must not be older than 12 months or if the customer is in possession of a valid Eurocheque or credit card whose card number has been registered, or if the customer within the preceding 12 months has at least twice taken delivery of goods or has had services rendered for him and has duly paid for these within the maximum credit period.

      2.3 up to DEM 30,000 if the customer within the preceding 12 months has at least twice taken delivery of goods or as had services rendered for him in the total amount of DEM 6,000 and has duly paid for these within the maximum credit period.

      2.4. up to DM 50,000 if the customer within the preceding 12 months has at least twice taken delivery of goods or has had services rendered for him in the total amount of DM 20,000 and has duly paid for these within the maximum credit period.


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COMMERCIAL CREDIT INSURANCE                                              Page 7
                                                      Insurance Policy No. 82692


     The agreed agencies shall be Be/symbol/rgel, Creditreform, Dun & Bradstreet and Schimmelpfeng.

     The agreed credit card companies shall be American Express, Diners Club, Eurocard and Visa.

3. With the monthly notification the Insured shall inform the Insurer of the total balance of the insured unspecified accounts receivable for the calculation of the premium. The Insured shall keep the documents on which the calculation of the total amount was based for a period of 12 months, during which time they may be inspected by the Insurer.

4. If, in the case of an insured unspecified account receivable, the maximum credit period is exceeded, accounts receivable resulting from new deliveries shall only be included in the insurance if no account receivable is older than the maximum credit period.

If the maximum credit period is exceeded in the case of insured unspecified accounts receivable, no notification is required.

In the case of insured unspecified accounts receivable the obligation to notify the Insurer in accordance with ss. 8 No. 2 paragraph 2 GCI shall not apply.

5. In any loss arising in connection with an insured unspecified account receivable the Insured shall participate with the share stated in the insurance policy.

     The retention fixed in the confirmation of credit "for customers checked by the Insurer within the Unspecified Insurance Cover" shall apply to the customer concerned for more than 12 months if he is checked according to item 2.1 - 2.4 subsequently.

Finance Bills

If in the case of an insured account receivable arising from the supply of goods or services the Insured - upon receipt of a cheque or other financial document - issues a finance bill which the customer accepts, cover shall apply to the claim resulting from the bill of exchange which the drawer has against the drawee provided that the cheque or other financial document is honoured.

The maximum credit period fixed for a customer shall be inclusive of the term of the bill of exchange.

If the finance bill arises from the supply of goods, a further prerequisite of insurance cover shall be that the retention of title agreed upon for the supply of the goods does not expire before the bill of exchange is honoured by the customer.

Combined Maximum Liability


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COMMERCIAL CREDIT INSURANCE                                              Page 8
                                                      Insurance Policy No. 82692


The maximum liability in accordance with ss. 12 GCI will be increased by the maximum liability which has not been used under insurance contract No. 60322.

Franchise

The Insurer shall be liable to indemnify only if upon the occurrence of the event insured against the total amount of insured accounts receivable from a customer is in excess of the individual first loss stated in the insurance policy.

Notification Limit in the Event of Maximum Credit Periods being Exceeded

The Insurer will not invoke the termination of the insurance cover for accounts receivable from specified customers as a result of future supplies and services according to ss. 7 No. 2 G I for not having been notified of a maximum credit period which has been exceeded according to ss. 7 No 3 GCI provided that the account receivable which was the cause of the maximum credit period being exceeded does not exceed DM 5,000.

Inclusion of Foreign Accounts Receivable

The Insured shall be obliged to apply for insurance cover also in respect of all customers who are domiciled in the following countries:

Andorra, Australia, Austria, Belgium, Canada, Canary Islands, Denmark, Finland, France (with French-Guayana, Guadeloupe, Martinique and Reunion), Great Britain, Greece, Ireland, Iceland, Italy, Japan, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Spain, Sweden, Switzerland, USA.

This provision shall also apply to the "unspecified insurance cover" of customers if and in so far as an agreement has been made to this effect.

The contract currency shall be the "Deutsche Mark". It shall apply to sums insured, premium payments and indemnifications.

To determine the account receivable invoice amounts which are expressed in other currencies shall be converted into the contract currency at the official middle rate of exchange used by the Frankfurt Foreign Exchange Market on the day on which the delivery or service was effected. For the calculation of the indemnification the official middle rate of exchange used by the Frankfurt Foreign Exchange Market on the day on which the event insured against occurred shall be applicable. However, this rate must not be higher than the rate that was applicable on the date on which the delivery or service was effected.

Note regarding ss. 2 GCI/Retention of Title:

ss. 2 No. 4 GCI shall not apply to accounts receivable from customers who are domiciled abroad.


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COMMERCIAL CREDIT INSURANCE                                              Page 9
                                                      Insurance Policy No. 82692


Insurance Cover before Invoicing

Insurance cover for accounts receivable from the customers who are included in the insurance shall be provided already as from the date of delivery or the date on which the service has been completely rendered provided that the invoices for these accounts receivable are made out within 5 working days and the other provisions of ss. 2 No. 1 GCI have been complied with.

Credit assessment by Hermes-Kredit Service GmbH & Co. KG

The Insured submits all applications for sums insured to the Insurer who provides insurance cover in accordance with the General Conditions of Insurance.

During the term of the insurance policy the Insured agrees to exclusively entrust Hermes-Kredit Service GmbH & Co. KG with the credit rating and monitoring of the customers for whom insurance cover has been applied for. To simplify matters he herewith irrevocably authorizes the Insurer to instruct Hermes-Kredit Service GmbH & Co. KG to check and monitor the customers on his behalf and for his account.

Hermes-Kredit Service GmbH & Co. KG will directly and exclusively notify the Insurer of the result of its investigations.

The Insured shall share in the rating and monitoring costs by paying a credit rating fee per customer and insurance year that is stated in the insurance policy.

If and when the Insured notifies the Insurer of any circumstances that are material to the customer's solvency - which he is obliged to do pursuant to the provisions of the insurance contract or legal regulations - the Insurer may inform Hermes-Kredit Service GmbH & Co. KG accordingly.

Credit rating fees are subject to value-added tax. They will be invoiced exclusively by Hermes-Kredit Service GmbH & Co. KG and will be payable immediately after receipt of the invoice.

In addition, in so far as applicable, the Final Provisions of the General Conditions of Credit Insurance shall apply accordingly.




/s/ Hermes                              /s/ Hamburg
Kreditversicherungs-AG                  29. November 1996